NEWS RELEASE

FOR IMMEDIATE RELEASE
HOUSTON and LONDON, April 26, 2024

LyondellBasell Reports First Quarter 2024 Earnings

First Quarter 2024 Highlights
•Net Income: $473 million, $501 million excluding identified items(a)
•Diluted earnings per share: $1.44 per share; $1.53 per share excluding identified items
•EBITDA: $1.0 billion, $1.1 billion excluding identified items
•Cash used by operating activities: $114 million
•Cash provided by operating activities of $4.3 billion over last 12 months resulting in 93% cash conversion(b)
•Returned $408 million in dividends to shareholders

Comparisons with the prior quarter and first quarter 2023 are available in the following table:
Table 1 - Earnings Summary

Millions of U.S. dollars (except share data)	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Sales and other operating revenues	$9,925	$9,929	$10,247
Net income	473	185	474
Diluted earnings per share	1.44	0.56	1.44
Weighted average diluted share count	326	326	327
EBITDA(a)	1,047	639	1,131
Excluding Identified Items(a)

Net income excluding identified items	$501	$411	$822
Diluted earnings per share excluding identified items	1.53	1.26	2.50
Impairments, pre-tax	—	241	252
Refinery exit costs, pre-tax	36	50	124
EBITDA excluding identified items	1,063	910	1,452
(a) See “Information Related to Financial Measures” for a discussion of the company’s use of non-GAAP financial measures and Tables 2-7 for reconciliations or calculations of these financial measures. “Identified items” include adjustments for lower of cost or market (“LCM”), impairments and refinery exit costs.
(b) Cash conversion is net cash provided by operating activities divided by EBITDA excluding LCM and impairment.

LyondellBasell Industries (NYSE: LYB) today announced net income for the first quarter 2024 of $473 million, or $1.44 per diluted share. During the quarter, the company recognized identified items of $28 million, net of tax. These items, which impacted first quarter earnings by $0.09 per share, were related to costs incurred from plans to exit the refining business. First quarter 2024 EBITDA was $1.0 billion, or $1.1 billion excluding identified items.

In North America, lower costs for natural gas-based feedstocks and energy benefited olefins and polyolefins margins while regional demand for polyethylene improved. The company's North American volumes were constrained by downtime in olefins, polyolefins, propylene oxide, oxyfuels and acetyls. In Europe, logistics disruptions in the Red Sea restricted competitive imports and led to increased volumes from LYB's local assets for olefins, polyethylene, polypropylene and propylene oxide and derivatives. Globally, tepid demand for durable goods continued to challenge volumes and margins for polypropylene and propylene oxide.
The company remains committed to its balanced and disciplined capital allocation strategy. In the first quarter, LYB used $114 million of cash for operating activities, invested $483 million in capital expenditures for the businesses and returned $408 million to shareholders through dividends. The use of cash by operating activities during the quarter was due to a build in working capital driven by expected seasonality as well as higher volumes and prices in several businesses. During the first quarter, LYB successfully issued $750 million of bonds to refinance our 2024 maturity at a lower interest rate. At the end of the quarter, the company held $2.3 billion in cash and short-term investments and $6.5 billion in available liquidity.
LYB is methodically building a profitable Circular & Low Carbon Solutions (CLCS) business as one of the key pillars of our three-pillar corporate strategy. Since 2019, sales volumes of the company's recycled and renewable-based polymers have grown at a compound annual growth rate of 55 percent. LYB produced and marketed over 120 thousand tons of recycled and renewable-based polymers in 2023(c).
“LyondellBasell remains focused on unlocking significant value through our strategy while managing challenging market conditions. Our team continues to grow our CLCS business, with LYB building capabilities across the value chain, from upstream plastic waste sourcing to providing recycled and renewable-based polymers that meet the increasing demand from our customers,” said Peter Vanacker, LyondellBasell Chief Executive Officer.

OUTLOOK
In the second quarter, the company expects seasonal demand improvements across most businesses. Low costs for natural gas and NGLs should continue to benefit margins from LYB's North American and Middle East production relative to higher oil-based costs in most other regions. With the start of the summer driving season, oxyfuels and refining margins are expected to increase with higher gasoline crack spreads and lower butane costs. During the second quarter, LYB expects to operate its assets in line with market demand with average operating rates of 85% for global olefins and polyolefins assets and 80% for the Intermediates & Derivatives assets. The company continues to monitor targeted stimulus efforts and remains watchful for demand improvements in China.

“One year after launching our new strategy, the LYB team continues to be highly focused on execution, accountability and delivering results. Sales volumes for recycled and renewable-based polymers are rapidly growing through our comprehensive approach to building a leading CLCS business. We will extend this growth with continued development of our integrated hubs in Cologne and Houston,” said Vanacker.

(c) Recycled and renewable-based polymer production and marketing includes (i) joint venture production marketed by LYB plus our pro rata share of the remaining production produced and marketed by the joint venture, and (ii) production via third-party tolling arrangements.

CONFERENCE CALL
LyondellBasell will host a conference call April 26 at 11 a.m. ET. Participants on the call will include Chief Executive Officer Peter Vanacker, Executive Vice President and Chief Financial Officer Michael McMurray, Executive Vice President of Global Olefins and Polyolefins and Refining Kim Foley, Executive Vice President of Intermediates and Derivatives Aaron Ledet, Executive Vice President of Advanced Polymer Solutions Torkel Rhenman and Head of Investor Relations David Kinney. For event access, the toll-free dial-in number is 1-877-407-8029, international dial-in number is 201-689-8029 or click the CallMe link. The slides and webcast that accompany the call will be available at www.LyondellBasell.com/earnings. A replay of the call will be available from 1:00 p.m. ET April 26 until May 26, 2024. The replay toll-free dial-in numbers are 1-877-660-6853 and 201-612-7415. The access ID for each is 13743073.

ABOUT LYONDELLBASELL
We are LyondellBasell (NYSE: LYB) – a leader in the global chemical industry creating solutions for everyday sustainable living. Through advanced technology and focused investments, we are enabling a circular and low carbon economy. Across all we do, we aim to unlock value for our customers, investors and society. As one of the world's largest producers of polymers and a leader in polyolefin technologies, we develop, manufacture and market high-quality and innovative products for applications ranging from sustainable transportation and food safety to clean water and quality healthcare. For more information, please visit www.LyondellBasell.com or follow @LyondellBasell on LinkedIn.

FORWARD-LOOKING STATEMENTS
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this release, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could differ materially based on factors including, but not limited to, market conditions, the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; our ability to successfully implement initiatives identified pursuant to our Value Enhancement Program and generate anticipated earnings; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to manage costs; future financial and operating results; benefits and synergies of any proposed transactions; receipt of required regulatory approvals and the satisfaction of closing conditions for our proposed transactions; final investment decision and the construction and operation of any proposed facilities described; our ability to align our assets and expand our core; legal and environmental proceedings; tax rulings, consequences or proceedings; technological developments, and our ability to develop new products and process technologies; our ability to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers to meet our targets and forecasts, and reduce our emissions and achieve net zero emissions by the time set in our goals; our ability to procure energy from renewable sources; our ability to build a profitable Circular & Low Carbon Solutions business; the continued operation of and successful shut down and closure of the Houston Refinery, including within the expected timeframe; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and to repay our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2023, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

This release contains time sensitive information that is accurate only as of the date hereof. Information contained in this release is unaudited and is subject to change.

We undertake no obligation to update the information presented herein except as required by law.

INFORMATION RELATED TO FINANCIAL MEASURES
This release makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended.

We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures, such as EBITDA, and EBITDA, net income and diluted EPS exclusive of identified items provide useful supplemental information to investors regarding the underlying business trends and performance of the company's ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

We calculate EBITDA as income from continuing operations plus interest expense (net), provision for (benefit from) income taxes, and depreciation and amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA, net income and diluted EPS exclusive of identified items. Identified items include adjustments for “lower of cost or market" (“LCM”), impairments and refinery exit costs. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (“LIFO”) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods, within the same fiscal year as the charge, as market prices recover. Property, plant and equipment are recorded at historical costs. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, an impairment charge is recognized to write the asset down to its estimated fair value. Goodwill is tested for impairment annually in the fourth quarter or whenever events or changes in circumstances indicate that the fair value of a reporting unit with goodwill is below its carrying amount. If it is determined that the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge is recognized. We assess our equity investments for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. If the decline in value is considered to be other than temporary the investment is written down to its estimated fair value. In April 2022 we announced our decision to cease operation of our Houston Refinery. In connection with exiting the refinery business, we began to incur costs primarily consisting of accelerated lease amortization costs, personnel related costs, accretion of asset retirement obligations and depreciation of asset retirement costs.

Cash conversion is a measure commonly used by investors to evaluate liquidity. Cash conversion means net cash provided by operating activities divided by EBITDA excluding LCM and impairment. We believe cash conversion is an important financial metric as it helps management and other parties determine how efficiently the company is converting earnings into cash.

These non-GAAP financial measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated. In addition, we include calculations for certain other financial measures to facilitate understanding. This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change.

LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.

Additional operating and financial information may be found on our website at www.LyondellBasell.com/investorrelations. These measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated.

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Source: LyondellBasell Industries

Media Contact: Monica Silva +1 713-309-7575
Investor Contact: David Kinney +1 713-309-7141

Table 2 - Reconciliations of Net Income to Net Income Excluding Identified Items and to EBITDA Including and Excluding Identified Items
	Three Months Ended
Millions of U.S. dollars	March 31, 2024	December 31, 2023	March 31, 2023
Net income	$473	$185	$474
add: Identified items
Impairments, pre-tax(a)	—	241	252
Refinery exit costs, pre-tax(b)	36	50	124
Benefit from income taxes related to identified items	(8)	(65)	(28)
Net income excluding identified items	$501	$411	$822

Net income	$473	$185	$474
Loss from discontinued operations, net of tax	1	1	1
Income from continuing operations	474	186	475
Provision for (benefit from) income taxes	122	(7)	167
Depreciation and amortization(c)	365	380	396
Interest expense, net	86	80	93
add: Identified items
Impairments(a)	—	241	252
Refinery exit costs(d)	16	30	69
EBITDA excluding identified items	1,063	910	1,452
less: Identified items
Impairments(a)	—	(241)	(252)
Refinery exit costs(d)	(16)	(30)	(69)
EBITDA	$1,047	$639	$1,131

(a) The three months ended December 31, 2023 reflects non-cash impairment charges of $241 million, which includes $192 million related to Dutch PO/SM joint venture assets in our Intermediates & Derivatives segment. The three months ended March 31, 2023 reflects a non-cash goodwill impairment charge of $252 million in our Advanced Polymer Solutions segment.
(b) Refinery exit costs include accelerated lease amortization costs, personnel related costs, accretion of asset retirement obligations and depreciation of asset retirement costs. See Table 7 for additional detail on refinery exit costs.
(c) Depreciation and amortization includes depreciation of asset retirement costs in connection with exiting the Refining business. See Table 7 for additional detail on refinery exit costs.
(d) Refinery exit costs include accelerated lease amortization costs, personnel related costs and accretion of asset retirement obligations. See Table 7 for additional detail on refinery exit costs.

Table 3 - Reconciliation of Diluted EPS to Diluted EPS Excluding Identified Items
	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Diluted earnings per share	$1.44	$0.56	$1.44
Add: Identified items
Impairments	—	0.59	0.77
Refinery exit costs	0.09	0.11	0.29
Diluted earnings per share excluding identified items	$1.53	$1.26	$2.50

Table 4 - Reconciliation of Net Cash Provided by (Used in) Operating Activities to EBITDA Including and Excluding LCM and Impairment
	Year Ended	Three Months Ended		Last Twelve Months
Millions of U.S. dollars	December 31, 2023	March 31, 2023	March 31, 2024	March 31, 2024
Net cash provided by (used in) operating activities	$4,942	$482	$(114)	$4,346
Adjustments:
Depreciation and amortization	(1,534)	(396)	(365)	(1,503)
Impairments(a)	(518)	(252)	—	(266)
Amortization of debt-related costs	(9)	(3)	(2)	(8)
Share-based compensation	(91)	(24)	(34)	(101)
Equity loss, net of distributions of earnings	(189)	(5)	(28)	(212)
Deferred income tax (provision) benefit	(43)	(6)	9	(28)
Changes in assets and liabilities that (provided) used cash:
Accounts receivable	(110)	279	717	328
Inventories	(18)	319	108	(229)
Accounts payable	(141)	(40)	(196)	(297)
Other, net	(168)	120	378	90
Net income	2,121	474	473	2,120
Loss from discontinued operations, net of tax	5	1	1	5
Income from continuing operations	2,126	475	474	2,125
Provision for income taxes	501	167	122	456
Depreciation and amortization	1,534	396	365	1,503
Interest expense, net	348	93	86	341
add: LCM charges	—	—	—	—
add: Impairments(a)	518	252	—	266
EBITDA excluding LCM and impairments	5,027	1,383	1,047	4,691
less: LCM charges	—	—	—	—
less: Impairments(a)	(518)	(252)	—	(266)
EBITDA	$4,509	$1,131	$1,047	$4,425

(a) The year ended December 31, 2023 reflects non-cash impairment charges of $518 million, which includes a non-cash goodwill impairment charge of $252 million in our Advanced Polymer Solutions segment, recognized in the first quarter of 2023, and $192 million related to Dutch PO/SM joint venture assets in our Intermediates & Derivatives segment, recognized in the fourth quarter of 2023.
Note: Last twelve months March 31, 2024 is calculated as year ended December 31, 2023, plus three months ended March 31, 2024, minus three months ended March 31, 2023.

Table 5 - Calculation of Cash Conversion
	Year Ended	Three Months Ended		Last Twelve Months
Millions of U.S. dollars	December 31, 2023	March 31, 2023	March 31, 2024	March 31, 2024
Net cash provided by (used in) operating activities	$4,942	$482	$(114)	$4,346
divided by:
EBITDA excluding LCM and impairment(a)	5,027	1,383	1,047	4,691
Cash conversion	98%	35%	(11)%	93%

(a) See Table 4 for a reconciliation of net cash provided by (used in) operating activities to EBITDA including and excluding LCM and impairments.
Note: Last twelve months March 31, 2024 is calculated as year ended December 31, 2023, plus three months ended March 31, 2024, minus three months ended March 31, 2023.

Table 6 - Calculation of Cash and Liquid Investments and Total Liquidity
Millions of U.S. dollars	March 31, 2024
Cash and cash equivalents and restricted cash	$2,331
Short-term investments	—
Cash and liquid investments	$2,331
add:
Availability under Senior Revolving Credit Facility	3,250
Availability under U.S. Receivables Facility	900
Total liquidity	$6,481

Table 7 - Refinery Exit Costs
	Three Months Ended
Millions of U.S. dollars	March 31, 2024	December 31, 2023	March 31, 2023
Refinery exit costs:
Accelerated lease amortization costs	$8	$10	$51
Personnel costs	6	17	16
Asset retirement obligation accretion	2	3	2
Asset retirement cost depreciation	20	20	55
Total refinery exits costs	$36	$50	$124